Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



  Stockholders and Board of Directors
  Rentech, Inc.
  Denver, Colorado

       We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 12, 2001, relating to the consolidated financial statements of Rentech, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the reference to us under the caption "Experts" in the Prospectus.


  /s/  BDO Seidman, LLP

  Denver, Colorado
  August 13, 2002